EXHIBIT 10.51



                                                    October 3, 1996



VIA FEDERAL EXPRESS
Mr. Jeffrey Distenfeld
First Washington Realty Limited Partnership
4350 East-West Highway
Suite 400
Bethesda, Maryland 20814

      Re:   Four Mile Fork Shopping Center, Fredericksburg, Virginia
            --------------------------------------------------------

Dear Jeff:

         I am returning to you one fully executed copy of the Real Estate Purchase Agreement dated October 3, 1996, along with two (2) additional copies. The Agreement is being accepted by VOL Properties Corporation conditioned upon your approval of the following modifications to the Agreement:

         1. Seller has ordered and should be receiving shortly a Phase I environmental study of the Property. A copy of that study will be delivered to Purchaser on the condition that the contents thereof are not to be disclosed to any person without the prior written consent of Seller.

                  Notwithstanding any other provision to the contrary contained in Section 13 or elsewhere in the Agreement, Purchaser will not perform any subsurface testing of the Property without the prior written consent of Seller.

         2. In Section 12 of the Agreement, on the second line, delete the words "recordation of the deed of conveyance" and insert the word "Closing."

October 3, 1996
Page 2



         3. In Section 17, on the third line, before the word "with", insert the words "and the letter dated October 3, 1996 from Herbert J. Linn to Jeffrey Distenfeld constitute the entire agreement between the parties."

         4. In Exhibit B to the Agreement, Space 170-5043 correctly shows monthly rental of $1,500. However, the area should be reduced to 2,000 square feet, with the rent per square foot adjusted accordingly. The additional 750 square feet represents space 170-5045, which is vacant.

         If the foregoing is satisfactory, please sign and return a copy of this at which time the Agreement shall be deemed to be binding on the parties. In addition, return a copy of the Agreement after it has been signed by the Title Company.

                                                     Very truly yours,

                                                           /s/
                                                     Herbert J. Linn


Agreed and Accepted this
4th day of October, 1996


 /s/
------------------------
Agent for Purchaser


HJL/cod
Enclosures
cc:      Herb Ehlers
         Jim Postweiler

                         REAL ESTATE PURCHASE AGREEMENT


     THIS REAL ESTATE PURCHASE AGREEMENT is made and entered as the 3rd day of October, 1996, by and between (i) VOL PROPERTIES CORPORATION, a Delaware corporation, (hereinafter referred to as "Seller") and (ii) FIRST WASHINGTON REALTY LIMITED PARTNERSHIP or its assignees (hereinafter referred to as "Purchaser").

                              W I T N E S S E T H:

     WHEREAS, Seller is the record and beneficial owner of all that certain real property containing 10.339 acres and located in Fredericksburg, Spotsylvania County, Virginia, as more particularly described on Exhibit A attached hereto (the "Land") together with a shopping center commonly known as Four Mile Fork Shopping Center containing approximately 96,720 square feet of net rentable area and all other buildings and improvements situated thereon (collectively, the "Building"), all personal property and fixtures located therein (the "Personalty"), and all appurtenances, rights, easements, rights-of-way, tenements and hereditaments incident thereto (the "Additional Property") (the Land, Building, Personalty and Additional Property are hereinafter collectively referred to as the "Property"); and

     WHEREAS, Purchaser desires to purchase the Property from Seller and Seller desires to sell and transfer the same to Purchaser.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Purchase and Sale. Purchaser agrees to buy and Seller agrees to sell and convey the Property for and in consideration of the purchase price and upon the terms and conditions set forth herein.

     2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Five Million Seven Hundred Thousand Dollars ($5,700,000.00), payable at Closing (as hereinafter defined) in cash, cashier's check, certified check or bank wire transfer.

     3.   Deposit.

          (a) Within one (1) business day after the date of delivery to Purchaser of an original of this Agreement executed by Seller (the date of such delivery by Seller being the "Acceptance Date"), Purchaser shall deliver to Commercial Settlements, Inc., 1413 K Street, N.W., Washington, DC 20005

     (the "Title Company"), as escrow agent, a deposit (the "Initial Deposit") of Seventy-five Thousand Dollars ($75,000.00) by a check payable to the Title Company. If Purchaser shall fail to deliver the Initial Deposit when required to do so, this Agreement shall become null and void and the parties hereto shall be relieved of all further liability and obligation to each other.

          (b) Within three (3) days after the end of the Feasibility Period (as defined in Section 13(b)), Purchaser shall deliver to the Title Company, as escrow agent, an additional deposit (the "Additional Deposit") of Seventy-five Thousand Dollars ($75,000.00) by check payable to the Title Company.

          (c) The Initial Deposit and the Additional Deposit and all accrued interest therein are hereinafter referred to collectively as the "Deposit." The Title Company will immediately provide Seller with written evidence of receipt of such Deposit. The Title Company shall place the Deposit in an interest-bearing account within three (3) days after the date of receipt thereof, and interest on the Deposit shall accrue to the benefit of Purchaser. The Deposit shall be held by the Title Company pursuant to the terms and conditions of this Agreement.

          (d) In the event that, at any time prior to Closing, Seller or Purchaser provides Title Company with a certification (a copy of which shall be delivered contemporaneously to the other party) that the Seller or Purchaser, as the case may be, is entitled to the Deposit pursuant to the terms of this Agreement, Title Company shall deliver the Deposit to such party within seven (7) business days after receipt of said notice, unless the other party disputes such certification by written notice to Title Company (a copy of which shall be delivered contemporaneously to the other party) delivered within five (5) business days of Title Company's receipt of the initial certification. In such event, Title Company shall hold the Deposit pending resolution of such dispute.

          (e) The parties acknowledge that Title Company is acting solely as a stakeholder at their request and for their convenience, that Title Company shall not be deemed to be the agent of either of the parties, and Title Company shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard to this Agreement or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Title Company harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Title Company's duties hereunder, except with respect to actions or omissions taken or suffered by Title Company in bad faith, in willful disregard of this Agreement or involving gross negligence on the part of Title Company.

     4. Closing. Except as otherwise provided in this Agreement, the purchase and sale contemplated herein shall be consummated at the "Closing", which shall take place on the date (the "Closing Date") specified by Purchaser on not less than ten (10) days notice to Seller, provided that the Closing Date shall not be later than sixty (60) days after the end of the Feasibility Period (as defined and described in Section 13(b) hereof). The Closing shall take place at the offices of the Purchaser, or at such other place as may mutually agreed upon by Seller and Purchaser. Notwithstanding anything to the contrary contained herein, if Closing has not occurred by December 31, 1996 for any reason whatsoever (other than as a result of the default of Seller), then Seller shall have the right to terminate this Agreement, in which case the Deposit shall be returned to Purchaser and neither party shall have any further liabilities or obligations under this Agreement.

     5. Representations and Warranties of Seller. In order to induce Purchaser to enter into this Agreement and to purchase the Property, Seller hereby makes the following representations and warranties, each of which is material and shall, together with all covenants, agreements and indemnities set forth in or made pursuant to this Agreement, survive Closing, notwithstanding any investigation at any time made by or on behalf of Purchaser:

          (a) Authority of Seller. Seller is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. Seller has all necessary power and authority and has taken all necessary partnership or corporate action to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of Seller, enforceable against it in accordance with its terms.

          (b) Title. Seller is the sole owner of fee simple title to the Property with the authority to sell and convey the Property to Purchaser without the consent of any other party, and such title is marketable and good of record and free and clear of all liens, encumbrances, covenants, conditions, restrictions and other matters affecting title, except for the Permitted Exceptions (as defined in Section 8(a)(iii)).

          (c) Compliance with Existing Laws. To the best of Seller's knowledge, Seller is not in violation of, and has complied with, any and all applicable building, zoning, environmental or other ordinances, statutes or regulations of any governmental agency, in respect to the ownership, use, maintenance, condition and operation of the Property or any part thereof. To the best of Seller's knowledge, Seller possesses all licenses, certificates, permits and authorizations necessary for the use and operation of the Property in the manner in which it is currently being operated by Seller, and the requisite certificates of the fire marshalls or board of fire underwriters have been issued for the Property. To the best of Seller's knowledge, the Building and all related facilities are now in conformance with all applicable zoning laws and no variance, exception or other modification of such laws was necessary in order to authorize the use or occupancy of any portion thereof.

          (d) Leases. To the best of Seller's knowledge, true, correct and complete copies of all of the leases of the Property and any amendments thereto (collectively, the "Leases") have been delivered to Purchaser. To the best of Seller's knowledge, attached hereto as Exhibit B is a description of all of the Leases and a current rent schedule ("Rent Schedule") covering the Leases. To the best of Seller's knowledge, there are no leases or tenancies of any space in the Property other than those set forth in Exhibit B or any subleases or subtenancies unless otherwise noted therein. Except as otherwise set forth in Exhibit B or elsewhere in this Agreement, to the best of Seller's knowledge:

               (i) the Leases are in full force and effect and constitute a legal, valid and binding obligation of Seller and are assignable by Seller to Purchaser;

               (ii)  no tenant has an option to purchase the Property;

               (iii) no renewal or expansion options have been granted to the tenants, except as provided in the Leases;

               (iv) to the best of Seller's knowledge, Seller is not in default under the Leases;

               (v) the rents set forth on the Rent Schedule are being collected on a current basis and there are no arrearages in excess of one month nor has any tenant paid any rent, additional rent or other charge of any nature for a period of more than thirty (30) days in advance;

               (vi) all work for tenant alterations and other work or materials contracted for by Seller and any tenant has been completed by Seller, and all work and materials have been fully paid for;

               (viii) Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured, and to the best of Seller's knowledge, no tenant is in default under its Lease;

               (ix) no action or proceeding instituted against Seller by any tenant is presently pending in any court; and

               (x) there are no security deposits other than those set forth in Exhibit B.

          (e) Service Contracts. To the best of Seller's knowledge, attached hereto as Exhibit C is a complete and correct list of all contracts or agreements relating to the management, leasing, operation, maintenance or repair of the Property (the "Service Contracts"). To the best of Seller's knowledge, true and correct copies of all of the Service Contracts have been delivered to Purchaser. No Service Contract which Purchaser agrees to assume will be terminated, amended, modified or supplemented after the end of the Feasibility Period without Purchaser's prior written approval.

          (f) Tax Bills. Attached hereto as Exhibit D are true and correct copies of tax bills issued by any applicable federal, state or local governmental authority to Seller with respect to the Property for the most recent past and current tax years, and any new assessment received with respect to a current or future tax year.

          (g) Insurance. The Property is insured for its replacement value against loss or damage sustained as a result of fire or other casualty. Seller shall maintain in full force and effect all hazard, liability and other insurance policies currently in effect until the Closing Date and shall cause its insurer to name Purchaser as an additional insured as a contract party on its rent loss policy with respect to the Property.

          (h) Condition. Possession of Property shall be delivered to Purchaser at Closing in "as is, where is" condition as of the date of Purchaser's execution of this Agreement. Seller has no knowledge (having made no independent investigations) of any material defect in the condition of the Property, the structural elements thereof or the mechanical systems therein (other than a potential roof problem which has been disclosed to Purchaser).

          (i) Tenant Estoppel. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser after the Feasibility Period and prior to Closing, a tenant estoppel letter in the form attached hereto as Exhibit F (or such other form as required by Purchaser's mortgage lender) from each of the tenants of the Property.

          (j) Condemnation Proceedings. No condemnation or eminent domain proceedings are pending or, to the best of Seller's knowledge, threatened against the Property or any part thereof, and Seller has made no commitments to and has received no notice, oral or written, of the desire of any public authority or other entity to take or use the Property or any part thereof whether temporarily or permanently, for easements, rights-of-way, or other public or quasi-public purposes. Seller has made no independent investigations as to the matters contained on this subsection 5.(j).

          (k) Litigation. No litigation is pending or, to the best of Seller's knowledge, threatened, including administrative actions or orders relating to governmental regulations, affecting the Property or any part thereof or Seller's right to sell the Property.

          (l) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Seller is a party or by which the Property is bound, (ii) violate any restriction, requirement, covenant or condition to which the Seller is subject or by which the Property is bound, (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order, or (iv) result in the cancellation of any contract or lease pertaining to the Property.

          (m) Hazardous Waste. Seller has no actual knowledge (having made no independent investigations) of any discharge, spillage, uncontrolled loss, seepage or filtration (a "Spill") of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or in any other applicable federal, state or local laws, ordinances, rules or regulations relating to protection of public health, safety or the environment, as such laws may be amended from time to time) at, upon, under or within the Land or any contiguous real estate. Seller has not caused or permitted to occur, and shall not permit to exist any condition which may cause a Spill at, upon, under or within the Land or any contiguous real estate. To the best of Seller's knowledge (having made no independent investigations), there is no proceeding or action pending or threatened by any person or governmental agency regarding the environmental condition of the Property.

          (n) Certificates of Occupancy. Seller will not amend any certificates of occupancy and will maintain them in full force and effect.

          (o) Licenses and Permits. To the best of Seller's knowledge, all licenses and permits have been issued to Seller by all applicable governmental authorities which are necessary for the ownership, management and operation of the Property (the "Licenses"). Seller has received no notice, nor has any knowledge, that it is lacking any required permit or license.

          (p) Operating Statements. To the best of Seller's knowledge, attached hereto as Exhibit H are true and correct operating statements of the Property for 1993, 1994, 1995 and the indicated portion of 1996. Also attached as Exhibit H is a copy of the 1996 operating budget detailed as to amounts by month and operating department in reasonably sufficient detail.

          (q) Utilities. To the best of Seller's knowledge (having made no independent investigations), adequate, usable public sewers, public water facilities, gas and electrical facilities necessary to the operation of the Property are installed in and are duly connected to the Property and can be used without any charge except the normal deposits, if any, and usual metered utility charges and sewer charges.

          (r) Personal Property. To the best of Seller's knowledge, attached hereto as Exhibit I is a true, correct and complete inventory of all personal property ("Personal Property"), if any, used in the management, maintenance and operation of the Property (other than trade fixtures or personal property of tenants).

          (s) Leasing Commissions. There are, and at Closing shall be, no outstanding or contingent leasing commissions or fees payable with respect to the Property.

For purposes of Section 5, the terms "best  knowledge" or  "knowledge" of Seller
shall  mean  the  knowledge  of  Irwin  Gross,   Herbert  Ehlers  and  Dumbarton
Properties, Inc.

     6. Obligations of Seller Pending Closing. From and after the date of this Agreement through the Closing Date, Seller covenants and agrees as follows:

          (a) Maintenance and Operation of Premises. Seller will cause the Property to be maintained in its present order and condition, normal wear and tear excepted, and will cause the continuation of the normal operation thereof, including the purchase and replacement of fixtures and equipment, and the continuation of the normal practice with respect to maintenance and repairs so that the Property will, except for normal wear and tear, be in substantially the same condition on the Closing Date as of the Acceptance Date.

          (b) Licenses. Seller shall use it best efforts to preserve in force all Licenses and to cause those expiring to be renewed.

          (c) Changes in Representations. Seller shall notify Purchaser promptly, and Purchaser shall notify Seller promptly, if either becomes aware of any occurrence prior to the Closing Date which would make any of its representations, warranties or covenants contained herein not true in any material respect.

          (d) Obligations as to Leases. From the Acceptance Date to the expiration of the Feasibility Period provided for in Section 13, Seller shall have the right to enter into new leases for space at the Property ("New Lease(s)") or to amend, modify, renew, supplement or extend any Lease in any respect or approve any assignment of leases or subletting of leased space, or terminate any Lease (with respect to any provision amending, modifying, renewing, supplementing or extending, etc. above, "Amended Lease(s)"), and as to any Amended or New Leases entered into by the Seller during this period, the Seller shall give Purchaser notice (including therewith copies of the New Leases and all relevant data related to the particular Amended or New Lease) of such Amended and/or New Leases within three (3) days after the entry into any Amended or New Lease, but, in any event, not later than seven (7) days prior to the expiration of the Feasibility Period. After the expiration of the Feasibility Period, Seller shall not, without Purchaser's prior written consent (which consent shall not be unreasonably withheld or delayed), amend, modify, renew or extend any Lease in any respect unless required by law, or enter into new leases or approve any assignment of leases or subletting of leased space, or terminate any Lease. Seller hereby further agrees that if any space is vacant on the Closing Date, Purchaser shall accept the Property subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation of any restrictions contained in this Agreement. Prior to Closing, Seller shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Property or defaulted under its Lease, in which case Seller may deal with the security deposit of such tenant in a prudent business manner.

     7. Representations and Warranties of Purchaser. In order to induce Seller to enter into this Agreement and to sell the Property, Purchaser hereby makes the following representations and warranties, each of which is material and shall survive Closing, notwithstanding any investigation at any time made by or on behalf of Seller:

          (a) Authority of Purchaser. Purchaser is a limited partnership duly organized and existing and in good standing under the laws of the State of Maryland. Purchaser has all necessary power and authority to execute, deliver and perform this Agreement and consummate all of the transactions contemplated by this Agreement. This Agreement is the valid and binding obligation of Purchaser, enforceable against it in accordance with its terms.

          (b) No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will: (i) conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Purchaser is a party, (ii) violate any restriction, requirement, covenant or condition to which the Purchaser is subject, and (iii) constitute a violation of any applicable code, resolution, law, statute, regulation, ordinance, rule, judgment, decree or order.

     8.   Conditions Precedent to Closing.

          (a) It shall be a condition precedent of Purchaser's obligation to make a full settlement hereunder that each and every one of the following conditions shall exist on the Closing Date:

               (i) Representations and Warranties. Seller's representations and warranties hereunder shall be true and correct in the same manner and with the same effect as though such representations and warranties had been made on and as of the Closing.

               (ii) Zoning. No proceedings shall have occurred or be pending to change, redesignate or redefine the zoning classification of the Property to a more restrictive classification than presently exists on the date of Purchaser's execution of this Agreement.

               (iii) Title. Title to the Property shall be marketable, good of record, and insurable by the Title Company at standard rates or less, pursuant to a full coverage ALTA Form-B (Rev. 1970 and 1984) owner's title insurance policy in the amount of the Purchase Price (or an unconditional commitment therefor) without any exceptions ("Printed form" or otherwise) other than the Permitted Exceptions, and in addition, providing affirmative coverage satisfactory to Purchaser insuring against any mechanic's or materialmen's lien arising from goods, labor or materials provided to the Property prior to the Closing Date. The "Permitted Exceptions" are:

                    (A) the lien of current real estate taxes and special assessments not yet due and payable; and

                    (B) such other matters which are not unacceptable to Purchaser under this subsection B. Promptly after the date of execution of this Agreement by Seller, Purchaser shall request an interim title binder from the Title Company and within fifteen
               (15) days after receipt thereof shall notify Seller of all exceptions to title to the Property which are unacceptable to Purchaser, in its sole discretion. Seller shall act diligently, and its sole expense, to correct such conditions at least thirty
               (30) days prior the Closing Date. If such conditions are not corrected by thirty (30) days prior to the Closing Date hereunder, Purchaser, in addition to any other rights it may have, shall have the right and option (i) to terminate this Agreement, or (ii) to extend the Closing Date for a period not to exceed one (1) month until such time as Seller has corrected such defects, or (iii) to close on the purchase of the Property and waive such defects in title. In the event of termination of this Agreement, Seller and Purchaser shall be relieved of all liabilities under this Agreement and the Deposit shall be returned to Purchaser.

               (iv) Existing Mortgages. Seller shall have delivered to the Title Company such releases or other instruments necessary to release of record and beneficially any and all existing mortgages, deeds of trust, financing statements or other security documents affecting the Property (collectively, the "Existing Mortgages").

               (v)  Intentionally Omitted.

               (vi) Leasing Brokerage and Property Management Agreements. Seller shall have terminated any and all leasing brokerage and property management agreements with respect to the Property effective as of the Closing. All responsibility for dealings with any such brokers, including the payment of any claims (if deemed warranted by Seller) shall be the sole responsibility of Seller. Seller agrees that it will indemnify and hold Purchaser, its successors, assigns, partners, agents and employees, harmless against any such claims and/or losses which might be incurred by such indemnitees in connection with any additional and/or contingent leasing commissions or fees or management fees. The provisions of this subparagraph (vi) shall survive Closing.

               (vii) Performance by Seller. Seller shall have complied with and not be in breach of any of its covenants or obligations under this Agreement.

               (viii) Tenant Estoppels. Purchaser shall have received (A) a tenant estoppel letter in the form attached hereto as Exhibit F from, at a minimum, each of those tenants satisfying the requirements described on Exhibit F-1 (or from such tenants and in such form as required by Purchaser's mortgage lender), confirming the information set forth in Section 4(d) hereof and in the Lease and Rent Schedule attached hereto as Exhibit B for such tenants and containing no material changes from the Rent Schedule, and (B) any subordination and attornment agreements required by Purchaser's mortgage lender.

          (b) Failure of Condition. In the event of the failure by the Closing Date of any condition precedent set forth above, then Purchaser, at its sole election, may (a) terminate this Agreement, in which event the Deposit and any interest thereon shall be returned to Purchaser and, except as otherwise provided in Paragraph 16 hereof upon a default by Seller, neither party shall have any further obligations or liabilities to the other; or
     (b) proceed to Closing; or (c) extend the Closing Date for such reasonable time period as may be determined by Purchaser (but in no event for more than one (1) month from the Closing Date then in effect) in order to permit the satisfaction of any condition precedent not so fulfilled.

     9. Seller's Deliveries. Seller shall execute, acknowledge and deliver to Purchaser at the Closing the following documents, dated on the Closing Date:

          (a) a special warranty deed, in form and substance satisfactory to Purchaser and Title Company, conveying good and marketable fee simple title to the Property, free and clear of all liens, encumbrances, easements and restrictions of every nature and description, except for the Permitted Exceptions;

          (b) a bill of sale which shall convey to Purchaser good title to all the Personalty, free and clear of all liens and encumbrances;

          (c) an affidavit setting forth that all of Seller's representations and warranties are true and correct in all material respects on the Closing Date;

          (d) an assignment of the Leases and security deposits, together with all originally executed Leases (to the extent in Seller's possession or control), and the security deposits shall be paid to Purchaser;

          (e) an assignment of Licenses and Service Contracts, if any, which are to be assumed by Purchaser at Purchaser's request, together with the originally executed Service Contracts (to the extent in Seller's possession or control) which are to be assumed;

          (f) a schedule updating the Rent Schedule and setting forth all arrearages in rents and all prepayments of rents;

          (g) copies of books, records, operating reports, files and other materials related to the ownership, use and operation of the Property, to the extent that any exist and are in the possession of Seller, which obligation shall survive Closing;

          (h)  Tenant  estoppel   letters  and   subordination   and  attornment
     agreements as required in Section 8(a)(viii);

          (i) an original letter executed by Seller advising the tenants of the sale of the Property to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct;

          (j) possession of the Property in the condition required by this Agreement, and the keys therefore;

          (k) the Certification of Non-foreign Status as provided in Treas. Reg. 1.1445-2T(b)(2)(iii)(B) or in any other form as may be required by the Internal Revenue Code or the regulations issued thereunder;

          (l) such other items and instruments as shall be required by the Title Company in connection with the issuance of its title insurance policy to Purchaser pursuant to Section 8(a)(iii) (including customary Seller's or owner's affidavit) or as shall be reasonably requested by counsel to Purchaser and consistent with the terms of this Agreement;

          (m) any and all documents necessary to release the cash constituting the Deposit from escrow with the Title Company and to have said cash returned to Purchaser; and

          (n)  any other documents required by this Agreement to be delivered by

     Seller.

     10. Purchaser's Performance. At Closing, simultaneously with the deliveries of Seller pursuant to the provisions of Paragraph 9, Purchaser shall pay to Seller the Purchase Price in the manner specified in Paragraph 2, whereupon the Deposit, and any interest accrued thereon, shall be returned to Purchaser by the Title Company or, at the option of Purchaser, shall be applied against the payment of Purchase Price.

     11. Settlement Charges; Prorations and Adjustments. Purchaser shall pay for the title examination, the title insurance premium, notary fees and other such charges incident to Closing. The cost of preparation of the deed for the Property shall be borne by Seller. Any real estate transfer and recording fees and taxes and documentary stamps in connection with this transaction shall be borne equally by Seller and by Purchaser. Purchaser and Seller shall each pay its own legal fees related to the preparation of this Agreement and all documents required to settle the transaction contemplated hereby. In addition to the foregoing, at the Closing, the following adjustments and prorations shall be computed as of the Closing Date and the Purchase Price shall be adjusted to reflect such prorations, as follows:

          (a)  Taxes.   Real  estate  and  personal   property  taxes  shall  be
     apportioned as of the Closing Date.

          (b) Assessments. All special assessments and other similar charges which have become or may become a lien upon the Property or any part thereof at the Closing Date, whether or not same are then past due or are payable thereafter (in installments or otherwise), or which have been confirmed by a public authority at the Closing Date, shall, at Purchaser's option, either be paid in full by Seller at the Closing or credited against the cash portion of the Purchase Price and assumed by Purchaser.

          (c) Rent. Rent for the month of Closing and any month thereafter collected by Seller prior to Closing shall be apportioned as of the Closing Date. If any tenant is in arrears in the payment of rent on the Closing Date, rents received from such tenant after the Closing shall be applied in the following order of priority: (a) first, to the payment of current rent then due; (b) second, to delinquent rent for any period after the Closing Date; and (c) third, to delinquent rent for any period prior to the Closing Date. Purchaser does not guarantee or undertake any obligation to sue or take other action for collection of arrearages in rents due from tenants as of the Closing Date; provided, however, Seller shall have the right to pursue and collect such delinquent rents from such tenants. If rents or any portion thereof received by Seller or Purchaser after the Closing Date are payable to the other party by reason of this allocation, the appropriate sum, less a proportionate share of any reasonable attorneys' fee, costs and expenses of collection thereof, shall be promptly paid to the other party, which obligation shall survive the Closing.

          If any tenants are required to pay percentage rents, escalation charges for real estate taxes, operating expenses, cost-of-living adjustments or other charges of a similar nature ("Additional Rents") and any Additional Rents are collected by Purchaser after the Closing which are attributable in whole or in part to any period prior to the Closing, then Purchaser shall promptly pay to Seller's's proportionate share thereof, less a proportionate share of any reasonable attorneys' fees, costs and expenses of collection thereof, if and when the tenant paying the same has made all payments of rents and Additional Rent then due to Purchaser pursuant to the tenant's Lease, which obligation shall survive the Closing.

          (d) Miscellaneous. All other charges and fees customarily prorated and adjusted in similar transactions, including utilities, insurance premiums and charges for Service Contracts to be assumed by Purchaser, shall be prorated as of the Closing Date. In the event that accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable or the amount to be adjusted is not yet ascertainable (as, for example, in the case of utility bills) the parties shall prorate on the best available information, subject to further adjustment promptly upon receipt of the final bill or upon completion of final computations. Seller agrees that an appropriate amount in respect of water consumption charges may be held in escrow by the Title Company in connection with its issuance of a title insurance policy to Purchaser. Seller shall use its best efforts to have all utility meters read on the Closing Date so as to accurately determine its share of current utility bills. If any claims or liabilities are asserted at any time subsequent to Closing against the Property or the Purchaser, which were not taken into consideration for adjustment hereunder, including without limitation, claims by governmental agencies, and if such claims or liabilities are based upon or arise out of any occurrence prior to Closing or any act or omission by Seller, Seller shall satisfy such claims or liabilities and shall indemnify and hold Purchaser harmless therefrom.

     12. Risk of Loss. The risk of loss or damage to the Property by fire or other casualty until recordation of the deed of conveyance shall be borne by Seller. If prior to Closing (i) condemnation proceedings are commenced against all or any portion of the Property, or (ii) if the Property is damaged by fire or other casualty to the extent that the cost of repairing such damage shall be One Hundred Thousand Dollars ($100,000.00) or more, or (iii) if the Property is damaged by an uninsured risk; or (iv) the Property becomes subject to litigation which may deprive Purchaser of any material benefit to which it would become entitled pursuant to this Agreement, then Purchaser shall have the right, upon notice in writing to the Seller delivered within thirty (30) days after actual notice of such condemnation or fire or other casualty or litigation, to terminate this Agreement, and thereupon the parties shall be released and discharged from any further obligations to each other and the discharged from any further obligations to each other and the Deposit shall be refunded to Purchaser. If Purchaser does not elect to terminate this Agreement or in the event of fire or other casualty not giving rise to a right to terminate this Agreement by Purchaser, this Agreement shall continue in full force and effect and the Purchase Price shall not be reduced except as hereinafter set forth, but Purchaser shall be entitled to an assignment of all of Seller's share of the proceeds of fire or other casualty insurance and rent insurance proceeds payable with respect to the period after Closing or of the condemnation award, as the case may be, and Seller shall have no obligation to repair or restore the Property; provided, however, that the Purchase Price shall be reduced by an amount equal to the sum of (a) the "deductible" applied by Seller's insurance policy, or (c) if Seller is self-insured, the cost of repairing such damage. Purchaser shall have the right to participate in the negotiation and settlement of any litigation, casualty or condemnation-related claim.

     13.  Inspection of Property.

          (a) Purchaser's Right of Inspection. Purchaser shall have the right, at its own risk, cost and expense, at any time or times prior to Closing, to enter, or cause its agents or representatives to enter, upon the Property for the purpose of making surveys, or any tests, investigations and/or studies (lien free) relating to the Property or Purchaser's intended acquisition thereof which Purchaser deems appropriate, in its sole discretion, during reasonable hours and upon reasonable notice to Seller. Purchaser shall further have complete access to all documentation, agreements and other information in the possession of Seller related to the ownership, use and operation of the Property, to the extent it is readily available to Seller, and shall have the right to make copies of same. Purchaser agrees to repair any damage to the Property that may be caused by its inspections and to indemnify and defend Seller and hold Seller harmless against any property damage or physical injury suffered as a result of such inspections.

          (b) Feasibility Period. Any other provisions of this Agreement to the contrary notwithstanding, Purchaser may, prior to the expiration of sixty
     (60) days after the Acceptance Date (such 60-day period herein referred to as the "Feasibility Period"), cause at Purchaser's sole cost and expense (lien free), such boring, engineering, economic, water, sanitary and storm sewer, utilities, topographic, structural, environmental and other tests, investigations, market studies and other studies as Purchaser shall elect. In the event that any of such tests, investigations and/or studies indicate, in Purchaser's sole discretion, that Purchaser's plans for the Property would not be feasible for any reason, then Purchaser shall have the right, at its sole election on or before the last day of the Feasibility Period, to terminate this Agreement by giving written notice thereof to Seller, in which event this Agreement shall terminate, the Deposit shall be returned to Purchaser and neither party shall have any further liabilities or obligations to each other, and Purchaser shall provide copies of third-party studies to Seller, if permitted to do so by the parties who prepared those studies.

          (c) Audit. Seller hereby agrees to allow its books and records related to the Property to be audited (at Purchaser's sole expense) by an independent, certified public accounting firm selected by Purchaser, and Seller will cooperate and cause its employees and other agents to cooperate in such auditing process. Purchaser shall provide Seller with prior notice of such audit.

     14.  Indemnifications.

          (a) Indemnification by Seller. Seller hereby indemnifies and agrees to defend and hold harmless Purchaser and its partners and subsidiaries, and any officer, director, employee or agent of any of them, and their respective successors and assigns, from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Purchaser or the Property, or any part thereof, whether before or after the Closing Date, as a result of, on account of or arising from (a) any breach of any covenant, representation, warranty or agreement on the part of Seller made herein or in any instrument or document delivered pursuant to this Agreement, and/or (b) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence (other than encumbrances expressly approved by Purchaser) created, arising or accruing prior to the Closing Date, regardless of when asserted and relating to the Property or its operations.

          (b)  Intentionally Omitted.

          (c) Indemnification by Purchaser. Purchaser hereby indemnifies and agrees to defend and hold harmless Seller and its partners and subsidiaries, and any officer, director, employee or agent of any of them, and their respective successors and assigns, from and against any and all claims, expenses, costs, damages, losses and liabilities (including reasonable attorneys' fees) which may at any time be asserted against or suffered by Seller as a result of, on account of or arising from (a) any breach of any covenant, representation, warranty or agreement on the part of Purchaser made herein or in any instrument or document delivered pursuant to this Agreement, and/or (b) any obligation, claims, suit, liability, contract, agreement, debt or encumbrance or other occurrence created, arising or accruing after the Closing Date and relating to the Property or its operations.

     15. Brokerage Commission. Purchaser and Seller each recognize First Capital Realty, Inc. (the "Broker") as the sole agent for this transaction. Any commission due the Broker in connection with this transaction shall be paid by Purchaser pursuant to a separate agreement with each Broker. Seller shall not be obligated to pay for any commission or fee to the Broker. Seller and Purchaser represent and warrant to each other that no other brokerage fee or real estate commission is or shall be due or owing in connection with this transaction, and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other broker or agent so claiming based on action or alleged action of the other.

     16. Default Provisions; Remedies.

          (a) Purchaser's Default. If Purchaser fails to consummate the purchase and sale contemplated herein when required to do so pursuant to the provisions hereof, then the Title Company shall deliver the Deposit to Seller as full and complete liquidated damages, and as the exclusive and sole right and remedy of Seller, whereupon this Agreement shall terminate and neither party shall have any further obligations or liabilities to any other party.

          (b) Seller's Default. Except for any breaches waived in writing by Purchaser, if Seller has breached any of its covenants or obligations under this Agreement or has failed, refused or is unable to consummate the purchase and sale contemplated herein by the Closing Date or if any of the representations and warranties made by Seller under this Agreement shall be inaccurate or incorrect, then Purchaser shall be entitled to (i) waive such breach, default or failure, (ii) extend the Closing for such reasonable time or times (but in no event for more than one (1) month from the Closing Date then in effect) as may be necessary in order to enable Seller to remedy such breach, default or failure, (iii) terminate this Contract and obtain the return of the Deposit, and/or (iv) pursue an action for specific performance. In the event that Purchaser elects to pursue specific performance and Purchaser prevails in such litigation, Seller shall be obligated to pay all reasonable legal fees, costs and expenses incurred by Purchaser.

     17.  Miscellaneous Provisions.

          (a) Completeness and Modification. This Agreement (together with Exhibits A to I attached hereto, all of which shall be attached within seven (7) days of the Acceptance Date, to the extent not attached as of the Acceptance Date) with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. This Agreement shall not be modified or amended except by an instrument in writing signed by all of the parties hereto.

          (b) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

          (c) Assignment. This Agreement shall not be assignable by Purchaser without the consent of Seller, provided that this Agreement may be assigned at Closing without Seller's consent to an entity controlled by, controlling or under common control with Purchaser. This Agreement shall not be assignable by Seller.

          (d) Waiver; Modification. Failure by Purchaser or Seller to insist upon or enforce any of its rights hereto shall not constitute a waiver or modification thereof.

          (e) Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia.

          (f) Headings. The headings are herein used for convenience or reference only and shall not be deemed to vary the content of this Agreement or the covenants, agreements, representations and warranties herein set forth, or the scope of any provision hereof.

          (g) Continuing Documentation and Access. From and after Closing, Seller shall afford Purchaser reasonable access to any and all information in its possession concerning the ownership, use and operation of the Property (including the right to copy same at the expense of Purchaser) for purposes of any tax examination or audit or other similar purpose, subject to the agreements of Purchaser concerning confidentiality set forth herein.

          (h)  Intentionally Omitted.

          (i) Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

          (j) Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or delivered by commercial courier, telecopy or overnight courier (e.g., Federal Express), against receipt, to the addresses indicated below:

               (i)  if to Purchaser:

                    First Washington Realty Limited Partnership
                    4350 East-West Highway, Suite 400
                    Bethesda, MD  20814
                    Attn:  William J. Wolfe
                    Telecopy: (301) 907-4911

                    with a copy to:

                    Jeffrey S. Distenfeld, Esquire
                    First Washington Realty Limited Partnership
                    4350 East-West Highway, Suite 400
                    Bethesda, MD  20814
                    Telecopy: (301) 907-4911

               (ii) if to Seller:

                    VOL Properties Corporation
                    c/o Ares Realty Capital, Inc.
                    1333 Butterfield Road
                    Suite 400
                    Downers Grove, IL 60515
                    Attn: James Postweiler
                    Telecopy: (708) 663-4615

                    with a copy to:

                    c/o Herbert Ehlers
                    123 North Wacker Drive
                    Chicago, IL 60606
                    Telecopy: (312) 701-3103

                    with a copy to:

                    Pedersen & Houpt
                    161 North Clark Street
                    Suite 3100
                    Chicago, IL 60601
                    Attn: Herbert J. Linn
                    Telecopy: (312) 641-6895

               Such notice shall be deemed given ont he date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused. Each party may designate a new address by written notice to the other in accordance with this Paragraph 17(j).

          (k) Business Days. A "business day" shall be Mondays through Fridays, less and expecting all legal holidays observed by the United States Government or the Government of the State of Maryland. Any date specified in this Agreement which does not fall on a business day shall be automatically extended until the first business day after such date.

     IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Purchase Agreement as of the day and year first written above.

                                        PURCHASER:
                                        ----------

                                        FIRST WASHINGTON REALTY
                                        LIMITED PARTNERSHIP

                                        By: First Washington Realty Trust, Inc.,
WITNESS:                                    Its general partner


                                            By: /s/
-----------------------------------             --------------------------------
                                                William J. Wolfe
                                                President

                                        Date of execution by
                                        Purchaser: September 27, 1996


                                        SELLER:
                                        -------

WITNESS:                                VOL PROPERTIES CORPORATION


                                        By:     /s/
-----------------------------------         ---------------------------------
                                            Name:
                                            Title:

                                        Date of execution by
                                        Seller: October 3, 1996

                          ACKNOWLEDGE BY TITLE COMPANY


     The undersigned Title Company executes this Real Estate Purchase Agreement solely to acknowledge receipt of the Deposit pursuant to Paragraph 3 hereof and to evidence its agreement to serve as escrow agent pursuant to the terms of the foregoing Agreement.


                                        COMMERCIAL SETTLEMENTS, INC.



                                        By:     /s/
-----------------------------------         ---------------------------------
                                            Name:
                                            Title:

                                        Date: October 7, 1996
                                              -------------------------------

                                LIST OF EXHIBITS


EXHIBIT A.     Legal Description of Land                     Recitals

EXHIBIT B.     Leases and Rent Schedule                      Section 5(d)

EXHIBIT C.     Service Contracts                             Section 5(e)

EXHIBIT D.     Tax Bills                                     Section 5(f)

EXHIBIT E.     Intentionally Omitted

EXHIBIT F.     Form of Tenant Estoppel                       Section 5(i)

EXHIBIT F-1    Tenant Estoppels                              Section 8(a)(viii)

EXHIBIT G.     Intentionally Omitted

EXHIBIT H.     Operating Statements and Operating Budget     Section 5(p)

EXHIBIT I.     Personal Property                             Section 5(r)


          [Seller to Attach Foregoing at Acceptance of this Agreement]

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                    EXHIBIT B

                            LEASES AND RENT SCHEDULE



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                                    EXHIBIT C

                                SERVICE CONTRACTS



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                                    EXHIBIT D

                                    TAX BILLS



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                                    EXHIBIT E

                              INTENTIONALLY OMITTED



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                                    EXHIBIT F
                            [Form of Tenant Estoppel]

                              ESTOPPEL CERTIFICATE

                                                                          , 199

First Washington Realty Limited Partnership
4350 East-West Highway, Suite 400
Bethesda, MD 20814

         Re:      Four Mile Fork Shopping Center
                  Lease dated                  19    , with [name of Tenant]
                  ----------------------------------------------------------

Gentlemen:

         Please be advised that the undersigned tenant hereby certifies as of the date hereof as follows with respect to the Lease:

Name of Tenant:

Description of Leased Premises:

Date of Commencement of Lease:

Date of Termination of Lease:

Options to Renew:

Base Rental:  Annual Rental of $            , payable monthly in advance.
                               -------------

Real Estate Tax Charges:  pro rata:       yes          no.

Percentage Rent:           % of Gross Receipts over $
                     ------

Common Area Maintenance Charges:  pro rata:       yes          no.

Tenant in possession of the premises under the Lease?:  Yes

The Lease is unmodified and in full force and effect except for modifications, listed by number and date on Exhibit A attached hereto.

Amount of rent paid in advance:  $

Amount of Security Deposit:  $

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Compliance  with  Construction  Requirements:  Landlord  has  complied  with all construction requirements of Tenant, and Tenant has accepted all of the leased premises under the Lease.

Tenant has not made any claims against Landlord and has no knowledge of any uncured default on the part of Landlord (If there is knowledge of any uncured default, please note and attach separate sheet).

Tenant's Right to Purchase: Tenant has no option or right in the nature of a right of first refusal to purchase or otherwise acquire any interest in the leased premises.

Tenant's Right of Premature Termination or Option to Renew: Tenant has no right to premature termination and no right or option to renew or extend the term beyond its present term and no option to lease additional space, except as expressly set forth in the Lease.



                                                     TENANT:

                                [Name of Tenant]


                                                     By:
                                      Name:
                                     Title:

STATE OF                            )
                                    )  ss:
COUNTY OF                           )

         Signed and sealed in my presence this      day of             , 199   .
                                               ----        ------------     ---




                                  Notary Public
                                                     [SEAL]

My Commission Expires:

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                                   EXHIBIT F-1

                                TENANT ESTOPPELS


o        Safeway                            31,238 s.f.
o        CVS/Pharmacy                       11,025 s.f.
o        Fashion Bug                         7,000 s.f.
o        Merchant's Tire                     5,080 s.f.

                                            54,343 s.f.

o        Tenant's occupying at least 80% of
         the remaining space at the Property.

         [(96,720 s.f. - 54,343 s.f.) x 80% = 33,902 s.f.]

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                                    EXHIBIT G

                              INTENTIONALLY OMITTED



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                                    EXHIBIT H

                    OPERATING STATEMENTS AND OPERATING BUDGET

                                    EXHIBIT I

                                PERSONAL PROPERTY

                                      NONE